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[FIDELITY EXPLORATION & PRODUCTION COMPANY LETTERHEAD]


December 6, 2001

Blue Dolphin Exploration Company
801 Travis, Suite 2100
Houston, TX 77002

Re: Purchase of Back-In Interest on Proved Properties and certain Exploratory Properties described as Galveston Block 418 and Ship Shoal Block 85, pursuant to Participation Agreement dated July 30, 1999 between Blue Dolphin Exploration Company and Fidelity Oil Holdings, Inc.

Gentlemen:

This Letter Agreement memorializes our understanding as to any Back-In Interest ("Back-In Interest") rights Blue Dolphin Exploration Company ("BDEX") owns pursuant to that certain Participation Agreement by and between Fidelity Oil Holdings, Inc. ("FOH") and BDEX dated July 30, 1999, in and to the properties described in Exhibit "A" hereto ("Proved Properties"), and in or to Lease No. G18921, Block GA 0418, commonly referred to as Galveston Area Block 418 and/or in and to Lease No. G18005, Block SS 0085, commonly referred to as Ship Shoal Block 85. The Proved Properties, Galveston Block 418 and Ship Shoal Block 85 are referred to herein collectively as "Back-In Properties."

It is mutually understood and agreed as follows:

1. Fidelity Exploration & Production Company ("FE&P") is the lawful successor in interest to FOH.

2. BDEX specifically represents and warrants that it has full authority to enter into this Letter Agreement and that it has not, except as herein specifically provided, transferred, assigned, pledged, hypothecated, mortgaged or in any way disposed of or encumbered any Back-In Interest it may have or may have had in or to the Back-In Properties or any of them.

3. For and in consideration of the payment of one million three hundred sixty thousand Dollars ($1,360,000), for and in consideration of FE&P's assumption of BDEX's proportionate share of the obligation to Den norske Bank under that certain Note Purchase Agreement by and between DNB Energy Assets, Inc.; Den norske Bank, ASA; BDEX; and FOH dated November 11, 1999, and for other valuable consideration, the

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[FIDELITY EXPLORATION & PRODUCTION COMPANY LETTERHEAD]

     receipt and sufficiency of which is hereby acknowledged, BDEX does hereby forever waive, assign, release, relinquish, remise and quitclaim unto FE&P and its successors and assigns, any and all right, title and/or interest it may have in or to the Back-In Properties or any of them, including, but not limited to, any and all Back-In Interests in or to the Back-In Properties or any of them. This assignment, waiver, release, relinquishment and quitclaim is made by BDEX without any express, implied, or statutory warranty of any kind whatsoever, including, but not limited to, any warranty regarding title, (whether for the return of any consideration or otherwise), except as set forth in paragraph 2 of this letter. The payment set forth herein shall be made by wire transfer from FE&P to BDEX within 2 business days of BDEX's execution of this Letter Agreement.

4. FE&P agrees that it will retain all of its pre-assignment obligations associated with the Back-In Properties, including but not limited to the obligation to plug and abandon wells and to remove facilities, platforms and structures.

5. The parties expressly recognize and agree that the existence and/or validity of any Back-In Interest in or to the Back-In Properties or any of them is neither admitted nor denied and this Letter Agreement shall not be used or construed to demonstrate the existence or validity of such Back-In Interest. However, the parties expressly agree and understand that this Letter Agreement may be used and construed and shall constitute an irrefutable presumption that BDEX has forever waived and forfeited any right to assert the existence or validity of any Back-In Interest in or to the Back-In Properties or any of them.

6. This Letter Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors and assigns.

Recognizing this Letter Agreement is a legally binding document and is contractual in nature and is not a mere recital, please countersign in the space indicated below if your understanding comports with that stated herein.


                                        Sincerely,


                                        FIDELITY EXPLORATION & PRODUCTION
                                        COMPANY

                                        By: /s/ MICHAEL C. CASKEY
                                            ----------------------------------
                                        Name:   Michael C. Caskey
                                               -------------------------------
                                        Title:  Exec. VP & C.O.O.
                                               -------------------------------

BLUE DOLPHIN EXPLORATION COMPANY

By: /s/ R.B. KELLER                     Date:  December 7, 2001
    ---------------------------------
R.B. Keller, Executive Vice President